UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2017

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

(Address of principal executive offices, including zip code)

(401) 828-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Repurchase Agreement

On May 1, 2017, AstroNova, Inc. (the “Company”) entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with the trust established by Albert W. Ondis by Declaration of Trust dated December 4, 2003, as amended (the “Trust”) to repurchase 826,305 shares of the Company’s common stock held by the Trust at a per share price of $13.60, for an aggregate repurchase price of $11,237,748.00 (the “Stock Repurchase”). The Stock Repurchase was consummated on May 2, 2017 and was funded using existing cash on hand. Following the Stock Repurchase, the Trust owns 36,000 shares of the Company’s common stock.

April L. Ondis, a director of the Company, is a beneficiary of the Trust. The Stock Repurchase was authorized and approved by the Company’s Audit Committee as a related party transaction. Prior to entering into the Stock Repurchase Agreement, the Company obtained an opinion from an independent investment banking firm that the consideration to be paid by the Company to the Trust pursuant to the Stock Repurchase Agreement would be fair to the public stockholders of the Company, other than the Trust, from a financial point of view.

The description of the Stock Repurchase Agreement is qualified in its entirety by reference to the full text of the Stock Repurchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On May 3, 2017, the Company issued a press release announcing the Stock Repurchase. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Credit Agreement Amendment

In connection with the Stock Repurchase, the Company entered into a consent and amendment, dated as of May 1, 2017 (the “Amendment”), relating to the Credit Agreement (the “Credit Agreement”), dated as of February 28, 2017, among the Company, its subsidiaries, ANI ApS and Trojanlabel ApS, and Bank of America, N.A., as lender. Solely for purposes of effecting the Stock Repurchase, the Amendment increased the aggregate amount of certain repurchases of Company equity interests permitted to be made by the Company under the Credit Agreement in the Company’s fiscal year ending January 31, 2018 from $5,000,000 to $12,000,000, subject to certain conditions. The Amendment prohibits the Company from making other repurchases of Company equity interests under such permission in the fiscal year ending January 31, 2018. The Amendment also provides that the aggregate amount paid in cash by the Company to effect the Stock Repurchase shall not be deducted from the Company’s consolidated EBITDA for the purposes of calculating the consolidated fixed charge coverage ratio covenant to which the Company is subject under the Credit Agreement with respect to any trailing four-fiscal-quarter measurement period through and including the measurement period ending January 31, 2018.

The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Stock Repurchase Agreement, dated as of May 1, 2017, by and among AstroNova, Inc. and the trust established by Albert W. Ondis by Declaration of Trust dated December 4, 2003, as amended.

10.2	Consent under Credit Agreement, dated as of May 1, 2017, by and among AstroNova, Inc., ANI ApS, Trojanlabel ApS and Bank of America, N.A.

99.1	Press Release, dated May 3, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AstroNova, Inc.

May 5, 2017	By:	/s/ John P. Jordan
John P. Jordan
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Repurchase Agreement, dated as of May 1, 2017, by and among AstroNova, Inc. and the trust established by Albert W. Ondis by Declaration of Trust dated December 4, 2003, as amended.

10.2	Consent under Credit Agreement, dated as of May 1, 2017, by and among AstroNova, Inc., ANI ApS, Trojanlabel ApS and Bank of America, N.A.

99.1	Press Release, dated May 3, 2017.